                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               OVERLAND DATA, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)




Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

                               OVERLAND DATA, INC.
                               8975 BALBOA AVENUE
                        SAN DIEGO, CALIFORNIA 92123-1599

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2000

                         ------------------------------

         The Annual Meeting of Shareholders of Overland Data, Inc., a California corporation (the "Company"), will be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 14, 2000, at 9:00 a.m. (the "Meeting"), for the following purposes:

1. To elect five (5) directors of the Company to hold office until the 2001 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.       To approve the adoption of the 2000 Stock Option Plan;

3. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending June 30, 2001; and

4. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 29, 2000 will be entitled to vote at the Meeting. Each of these shareholders is cordially invited to be present and vote at the Meeting in person.

                                              By Order of the Board of Directors

                                                   /s/ Vernon A. Loforti
                                              ----------------------------------
                                              Vernon A. LoForti
                                              SECRETARY

San Diego, California
October 6, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                               OVERLAND DATA, INC.

                                PROXY STATEMENT
                                      FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON NOVEMBER 14, 2000



                               TABLE OF CONTENTS
                                                                                 Page
                                                                                 ----
GENERAL INFORMATION.................................................................1

SHARES OUTSTANDING AND VOTING RIGHTS................................................2

PROPOSAL ONE--ELECTION OF DIRECTORS.................................................3

PROPOSAL TWO--APPROVAL OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN...............21

PROPOSAL THREE--RATIFICATION OF INDEPENDENT AUDITORS...............................25

OTHER BUSINESS.....................................................................26

                               OVERLAND DATA, INC.
                               8975 BALBOA AVENUE
                        SAN DIEGO, CALIFORNIA 92123-1599

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2000

                           --------------------------


                               GENERAL INFORMATION

         Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of Overland Data, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 14, 2000 at 9:00 a.m. (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying form of proxy (the "Proxy") to the Company's shareholders is expected to commence on or about October 9, 2000.

         The shares of the Company's Common Stock ("Common Stock") represented by proxy will be voted in accordance with the instructions given on the Proxy, subject to the proper execution of the Proxy and its receipt by the Company prior to the close of voting at the Meeting, or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted:

         - FOR the election of the directors to the Board nominated by management;

         -    FOR the approval of the adoption of the 2000 Stock Option Plan;
              and

         - FOR the ratification of the selection of independent auditors for the fiscal year ending June 30, 2001.

         In addition, the individuals designated as proxies by the Company in connection with the Meeting will have discretionary authority to vote for or against any other shareholder matter presented at the Meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy is present at the Meeting and votes in person.

         The cost of soliciting proxies will be borne by the Company. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile, Internet or personal solicitation by directors, officers or employees of the

Company. No additional compensation will be paid for any such services. The Company will furnish copies of solicitation material to brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names ("record holders"), which shares are beneficially owned by others, to forward the solicitation material to such beneficial owners. In addition, the Company may reimburse such record holders for their cost of forwarding the solicitation material to such beneficial owners.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only holders of shares of Common Stock of record as of the close of business on September 29, 2000 (the "Record Date") are entitled to vote at the Meeting. On the Record Date, 10,328,425 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any continuation or adjournment thereof. Broker non-votes (i.e., shares of Common Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Meeting. Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposals submitted to the Company's shareholders to (i) approve the adoption of the Company's 2000 Stock Option Plan and (ii) ratify the selection of the Company's auditors, must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether the proposals of the preceding sentence have been approved, abstentions and broker non-votes are not counted as votes for or against such proposals.

         Your execution of the enclosed Proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy,
(ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting or (iii) attendance at the Meeting and voting in person.

                       PROPOSAL ONE--ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)


         The Company's Bylaws (the "Bylaws") provide that the authorized number of directors of the Company shall not be less than five (5) and not more than seven (7), with the exact number of directors to be set by resolution duly adopted by the Board or by the shareholders. The current number of directors of the Company has been set by the Board at five (5), all of whom are to be elected to the Board at the Meeting. Each director nominee elected at the Meeting will hold office until the next Annual Meeting of Shareholders, or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws. Management knows of no reason why any of the director nominees would be unable or unwilling to serve; but, in the event that any director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee. Any votes cast may be distributed among the director nominees voted for in such proportions as the person named in the Proxy shall in his or her sole judgment determine.

         The Company's shareholders have cumulative voting rights with respect to the election of the director nominees to the Board. The Bylaws provide that no shareholder is entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares), unless such candidate's name (or candidates' names) have been placed in nomination prior to commencement of the voting and a shareholder has given notice of such shareholder's intention to cumulate votes prior to commencement of the voting. If any shareholder has given such notice, then each shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as such shareholder shall elect. The candidates receiving the highest number of affirmative votes of the Shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. If voting for directors is conducted by cumulative voting, the person named on the Proxy will have discretionary authority to cumulate votes among the director nominees named.

INFORMATION REGARDING DIRECTOR NOMINEES

         The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five (5) director nominees at the Meeting, each of whom is currently a director of the Company.


                                                      PRINCIPAL OCCUPATION FOR THE                    DIRECTOR
            NAME                 AGE             PAST FIVE YEARS AND OTHER DIRECTORSHIPS                SINCE
-------------------------------------------------------------------------------------------------------------------
Scott McClendon                  61     Mr. McClendon has served as President, Chief Executive          1991
                                        Officer and a director since joining the Company in
                                        October 1991. Prior thereto, he was employed by
                                        Hewlett-Packard, a global manufacturer of computing,
                                        communications and measurement products and services,
                                        for over 32 years in various positions in engineering,
                                        manufacturing, sales and  marketing. He last served as
                                        the General Manager of the San Diego Technical Graphics
                                        Division and Site Manager of Hewlett-Packard in San
                                        Diego, California. Mr. McClendon holds B.S. and M.S.
                                        degrees in Electrical Engineering from Stanford
                                        University.

Martin D. Gray                   52     Mr. Gray, one of the co-founders of the Company, has            1980
                                        served as Secretary and a director since the Company's
                                        inception in September 1980 through November 1997 and as
                                        Assistant Secretary and a director from then until the
                                        present. He also has served as Chief Technical Officer
                                        since November 1997 and as staff engineer at the Company
                                        from January 1986 until November 1997. From January
                                        1977 to July 1985, Mr. Gray was Manager of Research and
                                        Development at Cipher Data Products, Inc. ("Cipher"), a
                                        tape drive manufacturer. Mr. Gray has numerous patents
                                        in the tape drive industry and holds a B.S. degree in
                                        Electrical Engineering from the California Institute of
                                        Technology.

                                                 4

                                                      PRINCIPAL OCCUPATION FOR THE                    DIRECTOR
            NAME                 AGE             PAST FIVE YEARS AND OTHER DIRECTORSHIPS                SINCE
-------------------------------------------------------------------------------------------------------------------
Robert A. Degan                  61     Mr. Degan has served as a director of the Company since         2000
                                        February 2000. Since January 2000, Mr. Degan has been a
                                        private investor. From November 1998 to December 1999,
                                        Mr. Degan served as General Manager of the Enhanced
                                        Services & Migration Unit (formerly, Summa Four, Inc.)
                                        of Cisco Systems, Inc., an Internet networking
                                        company. From July 1998 to November 1998, Mr. Degan
                                        was chairman, president and chief executive officer of
                                        Summa Four, Inc., and from January 1997 to July 1998 he
                                        served as its president and chief executive officer and
                                        as a director. From August 1996 to December 1996, Mr.
                                        Degan served as an executive vice president of Sync
                                        Research Inc., a leading provider of wide area network
                                        ("WAN") access and management solutions. From 1991 to
                                        1996, Mr. Degan was the president, chief executive
                                        officer and a director of Tylink Corporation, a data
                                        communications company. Mr. Degan is also a director of
                                        FlexiInternational Software, Inc., a financial
                                        accounting software company, and Gensym Corporation, a
                                        business process software company, each of which is a
                                        public company. Mr. Degan was formerly on the research
                                        staff at Massachusetts Institute of Technology (MIT).

                                                 5

                                                      PRINCIPAL OCCUPATION FOR THE                    DIRECTOR
            NAME                 AGE             PAST FIVE YEARS AND OTHER DIRECTORSHIPS                SINCE
-------------------------------------------------------------------------------------------------------------------
Peter Preuss                     57     Mr.  Preuss has served as a director of the Company since        1998
                                        September 1998. Since 1985, Mr. Preuss has been a
                                        private investor. Mr. Preuss also has served as
                                        President of The Preuss Foundation, Inc., a non-profit
                                        corporation that sponsors cancer research and related
                                        seminars and conferences, since it was founded in 1985.
                                        From 1970 to 1986, Mr. Preuss was President and Chairman
                                        of the Board of Integrated Software Systems Corporation
                                        (ISSCO), the first software company specializing in
                                        computer graphics, which he founded. Mr. Preuss
                                        currently serves as a Regent of the University of
                                        California. He holds a B.S. degree in Mathematics from
                                        the Technical University of Hanover and a Masters Degree
                                        in Mathematics from the University of California at San
                                        Diego.

John A. Shane                    67     Mr. Shane has served as a director of the Company since        1992
                                        July 1992. He is the founder and has served as
                                        President of Palmer Service Corporation, a venture
                                        capital firm, since 1972. He is a director of Arch
                                        Wireless Holdings, Inc., a wireless messaging and
                                        communications services company, and Gensym Corporation,
                                        a business process software company, each of which is a
                                        public company. Mr. Shane holds a B.A. degree in
                                        Economics from Princeton University and an M.B.A. from
                                        Harvard Business School.

VOTE REQUIRED AND RECOMMENDATION

         The five (5) nominees for director receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting, and entitled to be voted for them, shall be elected as directors of the Company. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the director nominees above listed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES ABOVE
LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning the Company's current directors and executive officers is set forth below.



NAME                                        AGE     POSITION WITH THE COMPANY
------------------------------------------  ---     -------------------------
Scott McClendon                              61     President, Chief Executive Officer and Director

Martin D. Gray                               52     Vice President, Chief Technical Officer, Assistant Secretary
                                                    and Director

Vernon A. LoForti                            47     Vice President, Chief Financial Officer and Secretary

W. Michael Gawarecki                         52     Vice President of Operations

Steven E. Richardson                         49     Vice President of Marketing

Robert J. Scroop                             52     Vice President of Engineering

Robert A. Degan (1)                          61     Director

Peter Preuss (1)                             57     Director

John A. Shane (1)                            67     Director




(1)      Member of the Compensation and Audit Committees.

         A description of the background of each of the Company's current directors has been provided above under "Information Concerning Director Nominees." The following biographies describe the backgrounds of the Company's executive officers who are not directors:

         W. MICHAEL GAWARECKI. Mr. Gawarecki has served as Vice President of Operations since joining the Company in July 1998. From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems Corporation, a supplier of equipment to the semiconductor industry; and, from February 1994 to September 1997, he was director of California operations for Millipore Corporation, a supplier of purification products to the biopharmaceutical and semiconductor industries. From February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company. Mr. Gawarecki holds a B.A. degree in Business Administration from National University.

          VERNON A. LOFORTI. Mr. LoForti has served as Vice President and Chief Financial Officer since joining the Company in December 1995, as Secretary from November 1997 until the present and as Assistant Secretary from December 1995 through November 1997. From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate. He holds a B.S. degree in Accounting from Brigham Young University and is a Certified Public Accountant.

         STEVEN E. RICHARDSON. Mr. Richardson has served as Vice President of Marketing since joining the Company in August 1997. From March 1997 to July 1997, he was Vice President of Marketing for Proxima Corporation, a multimedia projection company. From December 1987 to March 1997, he served in various marketing capacities at Compression Labs, Inc., a provider of video communications solutions, including Vice President of Marketing. From June 1976 to December 1987, he served in various capacities at Hewlett-Packard, including Product Marketing Manager for the Information Networks Division in Cupertino, California. Mr. Richardson holds a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

         ROBERT J. SCROOP. Mr. Scroop has served as Vice President of Engineering since joining the Company in February 1993. From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation, a computer storage company. From December 1985 to April 1990, he was Director of Engineering for Cipher. Mr. Scroop holds a First
Class Honours degree in Electrical Engineering from Brunel University, England.

There are no family relationships among any of the Company's directors and executive officers.




BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended June 30, 2000 ("Fiscal 00"), the Board held ten (10) regular meetings and two (2) special meetings. Each director attended at least 75% of the meetings held during Fiscal 00 that occurred on or after the initiation of his term as a director.

         During Fiscal 00, the Board had an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or a committee that performs equivalent functions of a Nominating Committee. The Audit Committee, composed of Messrs. Preuss, Shane and Degan, is responsible for reviewing financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditor's activities and fees. Mr. Shane is chairman of the Audit Committee. The Audit Committee held four (4) meetings during Fiscal 00. The Compensation Committee, also composed of Messrs. Preuss, Shane and Degan, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. Mr. Preuss is chairman of the Compensation Committee. The Compensation Committee held four (4) meetings during Fiscal 00. Each director who served on the Audit Committee or the Compensation Committee during Fiscal 00 attended at least 75% of such respective committee's meetings held during Fiscal 00 that occurred on or after the initiation of his term as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock issued and outstanding as of September 22, 2000 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees,
(iii) the Company's Chief Executive Officer and the other four (4) most highly compensated executive officers of the Company who were employed as executive officers at the end of Fiscal 00 and whose total annual salary and bonus exceeded $100,000 during Fiscal 00 (collectively, the "Named Executive Officers"), and (iv) all current directors and executive officers as a group. The table is based upon information supplied by directors, officers and principal shareholders of the Company.



                                                                                  SHARES BENEFICIALLY OWNED
                                                                              -------------------------------
NAME AND ADDRESS                                                                NUMBER            PERCENT (1)
----------------                                                              ---------           -----------
Martin D. Gray (2).................................................           1,773,507                 17.1%


Scott McClendon (3)................................................             570,880                  5.5%


Kennedy Capital Management, Inc. (4)...............................             560,100                  5.4%


Peter Preuss (5)...................................................              90,896                    *


Robert A. Degan (6) ...............................................              16,000                    *


John A. Shane (7)..................................................              62,875                    *


Steven E. Richardson (8)...........................................              72,500                    *


Robert J. Scroop (9)...............................................             118,418                  1.1%


W. Michael Gawarecki (10)..........................................              37,018                    *


Vernon A. LoForti (11).............................................              83,412                    *


All current directors and officers as a group (9 persons)..........           2,825,506                 26.1%

-------------------------------------------------------------------------------------------------------------


*        Indicates ownership of less than one percent.

(1) Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares of Common Stock owned by such beneficial owner, subject to community property laws where applicable. Amounts shown for each shareholder include all shares of Common Stock issuable upon the exercise of options, which are exercisable as of, or will become exercisable within 60 days of September 22, 2000. The address for all of the above listed individuals is 8975 Balboa Avenue, San Diego, California 92123.

(2) Includes 26,610 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Gray within 60 days of September 22, 2000.

(3) Includes: 223,261 shares of Common Stock held by Scott McClendon, Trustee, McClendon Trust u/t/d December 31, 1991, over which Mr. McClendon holds voting and dispositive power; 1,000 shares of Common Stock held by Fred T. Clifton, Trustee, for FTC/ESC Trust u/t/d January 4, 1988; 500 shares of Common Stock held by Philip S. McClendon; 1,000 shares of Common Stock held by Financial Services Corp. for the benefit of Elizabeth C. McClendon; and 116,869 shares of Common Stock issuable pursuant to stock options exercisable by Mr. McClendon within 60 days of September 22, 2000.

(4) Data based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000 on behalf of Kennedy Capital Management, Inc. ("KCM"). The address of KCM is 10829 Olive Boulevard, St. Louis, Missouri 63141. KCM has sole voting power over 501,650 shares of Common Stock and sole dispositive power over 560,100 shares of Common Stock, and therefore may be deemed to beneficially own 560,100 shares of Common Stock.

(5) Includes 36,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Preuss within 60 days of September 22, 2000.

(6) Includes 1,000 shares of Common Stock held by Robert A. Degan; 1,000 shares of Common Stock held by Frances M. Degan; and 14,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Degan within 60 days of September 22, 2000.

(7) Includes 3,202 shares of Common Stock held by Palmer Service Corporation, of which Mr. Shane is the president, and 46,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Shane within 60 days of September 22, 2000.

(8) Includes 65,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Richardson within 60 days of September 22, 2000.

(9) Includes: 21,600 shares of Common Stock held by Robert J. Scroop and Virginia L. Scroop; 1,200 shares of Common Stock held by Amanda L. Scroop; and 95,618 shares issuable pursuant to stock options exercisable by Mr. Scroop within 60 days of September 22, 2000.

(10) Includes 36,668 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Gawarecki within 60 days of September 22, 2000.

(11) Includes 82,485 shares of Common Stock issuable pursuant to stock options exercisable by Mr. LoForti within 60 days of September 22, 2000.




COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten-percent shareholders complied with all applicable Section 16(a) filing requirements during Fiscal 00.




EXECUTIVE COMPENSATION

         NON-EMPLOYEE DIRECTOR COMPENSATION. The Company's non-employee director compensation plan consists of both a cash component and an equity component. During Fiscal 00, each of the Company's non-employee directors received cash compensation of $3,000 per quarter, plus reimbursement for such director's expenses relating to his activities as a director. Non-employee directors receive a grant of stock options exercisable into 50,000 shares of Common Stock upon such director's appointment to the Board. These options, which are exercisable at the fair market value of the Common Stock on the date of grant, vest at the rate of 2,000 shares per meeting of the Board attended, with a maximum vesting of 20,000 shares per year. Beginning in the fiscal year ending June 30, 2001 ("Fiscal 01"), the cash compensation plan will provide for a quarterly retainer of $5,000, meeting fees of $1,500 per meeting ($750 if telephonic) and committee fees of $500 per meeting ($250 if telephonic and no fee if held on the same day as a board meeting).

         1995 STOCK OPTION PLAN. In October 1995, the shareholders of the Company approved the Company's 1995 Stock Option Plan as amended (the "1995 Plan"). A total of 1,000,000 shares of Common Stock currently are authorized for issuance under the 1995 Plan, of which 91,750 shares remain available for issuance. The 1995 Plan provides that non-employee directors, employees and consultants of the Company and its wholly-owned subsidiaries are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1995 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1995 Plan expires on October 10, 2005. The Board may amend, suspend, modify or terminate the 1995 Plan; provided, however, that shareholder approval is required to make any amendment that: (i) materially increases the number of shares available for issuance under the 1995 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor rules) under the Exchange Act, materially increases the benefits accruing to participants under the 1995 Plan or materially modifies the requirements as to eligibility for participation in the 1995 Plan.

         1997 EXECUTIVE STOCK OPTION PLAN. In November 1997, the shareholders of the Company approved the Company's 1997 Executive Stock Option Plan (the "1997 Plan"). A total of 800,000 shares of Common Stock currently are authorized for issuance under the 1997 Plan, of which 148,500 shares remain available for issuance. The 1997 Plan provides that only employees of the Company and its wholly-owned subsidiaries are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1997 Plan expires on August 12, 2007. The Board may amend, suspend, modify or terminate the 1997 Plan; provided, however, that shareholder approval is required to make any amendment that: (i) materially increases the number of shares available for issuance under the 1997 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, materially increases the benefits accruing to participants under the 1997 Plan or materially modifies the requirements as to eligibility for participation in the 1997 Plan.

         2000 STOCK OPTION PLAN. The Board adopted the 2000 Stock Option Plan (the "2000 Plan") in September 2000, subject to shareholder approval. You are being asked to approve the adoption of the 2000 Plan in "Proposal Two" of this Proxy Statement. See "Proposal Two" for more information regarding the 2000 Plan.

         1996 EMPLOYEE STOCK PURCHASE PLAN. In December 1996, the Board adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan") to provide an opportunity for the Company's employees to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The Purchase Plan became effective in February 1997. The Purchase Plan allows employees to purchase shares of Common Stock through payroll deductions. An administrative committee appointed by the Board (the "Administrative Committee") determines periods of up to 27 months (each an "Option Period"), during which each participant in the Purchase Plan is granted an option to purchase the number of shares of Common Stock that may be purchased with the payroll deductions accumulated on behalf of such participant during a particular Option Period, as approved by the Board. Option periods currently are set at six (6) months. The Purchase Plan provides that: (i) no employee shall be entitled to accrue rights to purchase shares under the Purchase Plan at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time; and (ii) the maximum number of shares subject to any option shall not exceed 1,500. Employees participating in the Purchase Plan may purchase shares of Common Stock under each option at a price per share equal to the lower of (x) not less than 85% of the fair market value of the Common Stock on the date of commencement of participation in an Option Period or (y) not less than 85% of the fair market value of a share of Common Stock on the date of purchase. Generally, any employee, including executive officers (but excluding persons who hold five percent (5%) or more of the Company's voting stock), regularly employed on a full-time basis by the Company and its wholly-owned subsidiaries, on the first day of each Option Period is eligible to participate in the Purchase Plan, subject to minimum eligibility periods, if any, as established by the Administrative Committee. Participants may authorize payroll deductions of up to 15% of their compensation, including base, overtime and commissions, for the purchase of shares of Common Stock under the Purchase Plan. The Purchase Plan currently authorizes the Company to issue up to 500,000 shares of Common Stock under the Purchase Plan. As of the date hereof, 197,825 shares of Common Stock have been purchased under the Purchase Plan. The Purchase Plan will terminate in January 2007.

         401(k) PLAN. In February 1994, the Company adopted the Overland Data, Inc. On-Track 401(k) Savings Plan (the "401(k) Plan"), that covers all eligible employees of the Company who complete six months of service and are at least 21 years old. Employees may elect to defer up to 15% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the 401(k) Plan. The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code, as amended (the "Code"), so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. During Fiscal 00 the Company made matching contributions on the first 6% of eligible compensation deferred by the 401(k) Plan participants at the rate of 50% and increased the matching rate to 75% effective with Fiscal 01.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table sets forth, for each of the last three fiscal years ended June 30, 2000, the cash compensation for services in all capacities to the Company of those persons who were the Named Executive Officers as of June 30, 2000:

                                            SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                   LONG-TERM
                              --------------------------------------------------      COMPENSATION
                              FISCAL                                   OTHER             AWARDS
    NAME                       YEAR          SALARY       BONUS(1)   COMPENSATION      # OF OPTIONS
------------------            -----        --------      --------   ------------      ------------
Scott McClendon,               2000        $260,000      $47,486           -              50,000
President and CEO              1999         260,000       76,633           -                   -
                               1998         240,000       38,220           -             100,000

Frank R. Kirchhoff,            2000        $175,000      $42,000     $28,016 (3)          20,000
VP of Sales (2)                1999         175,000       20,017      30,217                   -
                               1998         175,000       32,160           -              32,200

Steven E. Richardson,          2000        $175,000      $ 9,500           -                   -
VP of Marketing                1999         175,000       24,685           -              20,000
                               1998         157,500(4)    29,650      77,790              80,000

W. Michael Gawarecki,          2000        $150,000      $25,482           -              40,000
VP of Operations(5)            1999         150,000       25,618      21,130              50,000
                               1998               -            -           -                   -

Robert Scroop,                 2000        $150,000      $21,688           -              45,000
VP of Engineering              1999         150,000       20,368           -                   -
                               1998         150,000       20,000           -              75,000

Vernon A. LoForti,             2000        $140,000      $23,159           -              51,500
VP, Chief Financial            1999         140,000       17,213           -                   -
Officer and Secretary          1998         135,000       16,880           -              32,167


---------------------

(1) The bonus amounts for the fiscal years ended June 30, 2000, 1999 and 1998 were earned in their respective fiscal years, but were paid in August 2000, August 1999 and August 1998, respectively, except for the Fiscal 00 bonus for Mr. LoForti, $16,286 of which represented a bonus for concluding the acquisition of Tecmar assets which was paid in March 2000.

(2)      Mr. Kirchhoff retired from the Company effective June 30, 2000.

(3)      Represents commissions earned.

(4) Mr. Richardson became Vice President of Marketing effective August 4, 1997. His annual base salary was $175,000 at June 30, 1998.

(5)      Mr. Gawarecki became Vice President of Operations effective July 8,
         1998.



STOCK OPTION GRANTS

         The following table shows all individual grants of stock options to the Named Executive Officers during Fiscal 00:


                               OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL RELIZABLE VALUE AT
                                                                                           ASSUMED ANNNUAL RATES OF
                                                                                                      STOCK
                                                                                         PRICE APPRECIATION FOR OPTION
                                     INDIVIDUAL GRANTS                                               TERM (2)
----------------------------------------------------------------------------------       -----------------------------
                                          PERCENT OF
                                            TOTAL
                          NUMBER OF        OPTIONS
                          SECURITIES     GRANTED TO
                          UNDERLYING      EMPLOYEES      EXERCISE
                            OPTIONS       IN FISCAL      PRICE PER      EXPIRATION            5%              10%
NAME                      GRANTED (1)        YEAR          SHARE           DATE            PER YEAR        PER YEAR
---------------------     -----------    -----------     ---------      ----------         --------        --------
Scott McClendon             50,000          6.94%         $ 5.63         10/12/09          $176,877        $448,240
President and CEO

Frank R. Kirchhoff          20,000          2.78%           5.63          7/30/00             5,625          11,250
VP of Sales

Robert J. Scroop            30,000          4.16%           5.63         10/12/09           106,126         268,944
VP of Engineering           15,000          2.08%          10.00          4/21/10            94,334         239,061

W. Michael Gawarecki        20,000          2.78%           5.63         10/12/09            70,751         179,296
VP of Operations            20,000          2.78%          10.00          4/21/10           125,779         318,748

Vernon A. LoForti           30,000          4.16%           5.63         10/12/09           106,126         268,944
VP, Chief Financial          1,500          0.21%           8.25          2/18/10             7,783          19,723
Officer and Secretary       20,000          2.78%          10.00          4/21/10           125,779         318,748


---------------------

(1) Based on a total of 720,500 options granted to all employees during Fiscal 00.

(2) In accordance with the rules of the Securities and Exchange Commission, the potential realizable values for the options are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. These assumed rates of appreciation do not represent the Company's estimate or projection of the appreciation of shares of the Common Stock and actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

OPTION EXERCISES

         The following table sets forth information for the Named Executive Officers with respect to exercises of options to purchase shares of Common Stock during Fiscal 00 and the number and value of unexercised stock options held at June 30, 2000.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED                IN-THE-MONEY
                            ACQUIRED                   OPTIONS AT JUNE 30, 2000       OPTIONS AT JUNE 30, 2000 (1)
                               ON          VALUE     ----------------------------     -----------------------------
                            EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                            --------     --------    -----------    -------------     -----------     -------------
Scott McClendon                  --           --        79,369         100,000         $ 692,900         775,000
Frank R. Kirchhoff           44,221      299,045        17,200              --           109,650              --
Steven E. Richardson             --           --        45,000          55,000           270,625         301,875
Robert J. Scroop             10,000      108,875        64,367          82,500           577,840         544,688
W. Michael Gawarecki             --           --        12,500          77,500           110,938         575,313
Vernon A. LoForti            10,000       98,750        60,817          65,000           618,408         420,625

--------------------------

(1) Based upon the difference between the closing bid price of the Common Stock of $13.88 as quoted on the Nasdaq National Market System on June 30, 2000 and the exercise price.


COMPENSATION AGREEMENTS

The Company entered into retention agreements with each of its Named Executive Officers effective January 27, 2000. These agreements provide that the Named Executive Officer will receive a severance payment if, within two years of the consummation of a change in control of the Company, he is terminated without cause or resigns with good reason. These severance payments are based on the Named Executive Officer's base salary at the time of the consummation of the control or the termination date, whatever is higher ("Base Salary"), plus his target bonus for the year prior to the consummation of the change in control ("Target Bonus"). Mr. McClendon and Mr. LoForti are entitled to receive an amount equal to 2.5 times and 2.0 times Base Salary plus Target Bonus, respectively, while Messrs. Scroop, Richardson and Gawarecki are each entitled to an amount equal to his Base Salary plus Target Bonus. However, if any portion of any payment under any of the agreements would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Code.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board (the "Committee") makes recommendations to the Board regarding compensation of the Company's directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board. The policy of the Committee with respect to executive compensation is that such compensation should (i) be effective in attracting and retaining key executives critical to the Company's success, (ii) align the interests of the executives with the interests of the Company's shareholders, (iii) reflect the Company's financial performance and (iv) reward executives for their individual performance. Executive compensation includes base salary, bonuses based on the Company's performance and the individual performance of the officers, and stock option grants. These programs are designed to provide incentives for both short and long-term performance.

BASE SALARY

         The base salary of the Company's Chief Executive Officer (the "CEO") is set at an amount which the Committee believes is competitive with the salaries paid to the chief executive officers of other companies of comparable size in similar industries. Salary levels of the Company's other executive officers are set in a like manner. In evaluating salaries, the Committee utilizes information and surveys of the compensation practices of high technology companies provided by the management and human resource consulting firms of Watson Wyatt and Radford Associates. The Committee also relies on information provided by the Company's Human Resources Department and its knowledge of local pay practices. Furthermore, the Committee considers the executives' performance of their job responsibilities and the overall financial performance of the Company. Mr. McClendon has served as the President and CEO of the Company since 1991. His base salary during Fiscal 00 was set by the Committee at $260,000, a level which has been unchanged since Fiscal 97. Beginning in Fiscal 01, Mr. McClendon's salary was set at $275,000, an increase of 5.8%, which the Committee viewed as appropriate given market conditions and the long period of time since his salary was last adjusted.


BONUSES

         The CEO and executive officers participate in the Company's executive bonus plan which is the performance-based component of compensation desired by the Committee. For Fiscal 00, the plan established by the Committee included three performance measurement points: (1) actual net revenues achieved by the Company in comparison to the approved annual financial plan; (2) actual net income achieved by the Company in comparison to the approved annual financial plan; and (3) individual job performance goals and qualitative objectives related to management and employee development. The bonus plan for each executive was tailored to be unique to his/her area of responsibility. Net revenues actually achieved by the Company exceeded the approved annual financial plan by 10.5% and net income fell short of the planned level by 47.4%. Individual job performance goals were partially achieved by the executive officers. As a result of these performances, the aggregate Fiscal 00 bonus for the executive officers fell 56.8% short of the bonus potential. Mr. McClendon's individual bonus fell 63.5% short of his bonus potential. The Committee believes that these bonus results are appropriate and consistent with its goals to pay the Company's executive officers for achievement of their targeted objectives and to align the interests of the executives and the shareholders.

STOCK OPTION GRANTS

         The Company provides its executive officers with long-term incentives through the grant of stock options. The exercise price of all options is equal to the closing market price of the Common Stock on the date of grant and the options generally vest over a four year period. An initial grant of options is made at the time an executive is hired and the Committee considers on an annual basis additional grants based on the performance of both the individual executives and the Company as a whole. The Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market. In October 1999, the Committee made an annual grant of 150,000 aggregate options to the executive officers, including 50,000 options to Mr. McClendon. In February 2000, the Committee made a grant of 1,500 options to Mr. LoForti in consideration of his efforts in connection with the Company's acquisition of certain assets from Tecmar Technologies International, Inc. and its affiliates which was consummated on February 23, 2000. In April 2000, the Committee made a special grant of options designed to retain the employment of certain of the executive officers including 20,000 options to Mr. Gawarecki, 20,000 options to Mr. LoForti and 15,000 options to Mr. Scroop. Beginning in Fiscal 01, the Committee modified the vesting provisions of option grants to generally provide for monthly vesting over a three year period for existing employees and, for new employees, one-third vesting after the first year of employment and monthly vesting over the next two years.


         The Compensation Committee believes that in total, management compensation levels during Fiscal 00 appropriately reflect the application of the Compensation Committee's compensation policy.

                                          COMPENSATION COMMITTEE:
                                          -----------------------

                                          Peter Preuss, Chairman
                                          John A. Shane
                                          Robert A. Degan

         The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                             PERFORMANCE GRAPH

                    COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG OVERLAND DATA, THE NASDAQ 100 INDEX, AND THE
                   NASDAQ COMPUTER INDUSTRY COMPOSITE INDEX



                                [GRAPH]


                          NASDAQ Computer Ind. Index                 NASDAQ Composite Index            Overland
        21-Feb-97                                     100.00                                 100.00         100.00
        31-Mar-97                                      91.10                                  91.56          43.96
        30-Apr-97                                     100.84                                  94.49          47.25
        30-May-97                                     111.10                                 104.95          58.24
        30-Jun-97                                     110.86                                 108.08          47.25
        31-Jul-97                                     130.28                                 119.45          61.54
        29-Aug-97                                     128.43                                 118.96          61.54
        30-Sep-97                                     131.30                                 126.33          68.69
        31-Oct-97                                     121.97                                 119.43          58.24
        28-Nov-97                                     124.21                                 119.95          60.44
        31-Dec-97                                     115.56                                 117.69          48.35
        30-Jan-98                                     126.21                                 121.36          45.05
        27-Feb-98                                     142.21                                 132.69          49.45
        31-Mar-98                                     144.39                                 137.57          54.95
        30-Apr-98                                     149.04                                 140.03          47.81
        29-May-98                                     138.77                                 133.32          44.51
        30-Jun-98                                     158.60                                 142.00          44.51
        31-Jul-98                                     160.37                                 140.33          43.96
        31-Aug-98                                     133.33                                 112.36          38.46
        30-Sep-98                                     163.69                                 126.94          40.66
        30-Oct-98                                     159.89                                 132.76          43.96
        30-Nov-98                                     191.66                                 146.11          46.15
        31-Dec-98                                     210.82                                 164.33          62.64
        29-Jan-99                                     252.49                                 187.80          72.53
        26-Feb-99                                     228.95                                 171.48          70.33
        31-Mar-99                                     246.52                                 184.47          65.93
        30-Apr-99                                     240.26                                 190.57          52.75
        28-May-99                                     225.11                                 185.15          57.14
        25-Jun-99                                     243.03                                 191.31          53.30
        30-Jul-99                                     255.00                                 197.74          52.20
        27-Aug-99                                     280.45                                 206.76          48.35
        24-Sep-99                                     281.43                                 205.38          46.15
        29-Oct-99                                     301.43                                 222.32          43.41
        26-Nov-99                                     353.84                                 258.39          58.24
        31-Dec-99                                     434.37                                 304.97          65.93
        28-Jan-00                                     408.13                                 291.31          78.58
        25-Feb-00                                     490.17                                 344.03          81.32
        31-Mar-00                                     504.58                                 342.71         123.63
        28-Apr-00                                     421.01                                 289.34         101.10
        26-May-00                                     349.23                                 240.21          66.49
        30-Jun-00                                     437.84                                 297.24         121.98


         The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 21, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Shareholder returns over the period presented should not be considered indicative of future returns. Pursuant to SEC regulations, the graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

                    PROPOSAL TWO-APPROVAL OF THE ADOPTION OF
                           THE 2000 STOCK OPTION PLAN
                           (ITEM 2 ON THE PROXY CARD)



         The Company's shareholders are being asked to approve the Board's adoption of the Company's 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan provides for the issuance of stock options covering up to 1,000,000 shares of Common Stock.

         The Board believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success, and that a stock option plan, such as the 2000 Plan, is necessary for the Company to remain competitive in its compensation practices.

PLAN BENEFITS

         As of the date of this Proxy Statement, no director, executive officer, director nominee, employee or consultant, and no associate of any director, executive officer, director nominee, employee or consultant, has been granted any options under the 2000 Plan. The benefits to be received pursuant to the 2000 Plan by the Company's directors, executive officers, employees and consultants are not determinable at this time.

         A general description of the principal terms of the 2000 Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 2000 Plan and is subject to, and qualified in its entirety by, the specific language of the 2000 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may obtain a copy by writing to the Company, attention: CHIEF FINANCIAL OFFICER.

GENERAL DESCRIPTION

         The 2000 Plan was approved by the Board in September 2000. The purposes of the 2000 Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

ADMINISTRATION

         The 2000 Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the Compensation Committee of the Board (the "Committee"). The Committee is constituted in such a manner as to satisfy applicable laws and regulations, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). For grants of options to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board may authorize one or more officers to grant such options.

AMENDMENT AND TERMINATION

         The Board may at any time amend, suspend or terminate the 2000 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, the Company will obtain shareholder approval of any amendment to the 2000 Plan in such a manner and to such a degree as required. The 2000 Plan will terminate in September 2010 unless previously terminated by the Board.

OTHER TERMS

         The 2000 Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees, including officers and employee directors, of the Company or its wholly-owned subsidiaries. Nonqualified stock options may be granted to officers, directors, employees and consultants. Options may be granted to such officers, directors, employees or consultants who are residing in foreign jurisdictions as the Committee may determine from time to time.

         The Committee has the authority to select individuals who are to receive options under the 2000 Plan and to specify the terms and conditions of options granted including whether or not the options are ISOs or nonqualified stock options, the vesting provisions, the option term and the exercise price. The exercise price of ISOs granted under the 2000 Plan shall equal the fair market value of the Common Stock on the date of grant (except in the case of grants to any person holding more than 10% of the total combined voting power of all classes of stock of the Company, or any of the Company's subsidiaries' stock, in which case the exercise price shall equal 110% of the fair market value on the date of grant). The exercise price of nonqualified stock options shall not be less than 85% of the fair market value on the date of grant. The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. Optionees may pay for an exercise in cash or other consideration, including a promissory note or shares of Common Stock, as approved by the Committee. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

         No participant in the 2000 Plan may be granted stock options for more than 500,000 shares in any fiscal year. However, in connection with his or her initial commencement of service with the Company, a participant in the 2000 Plan may be granted stock options for up to an additional 500,000 shares, which shares shall not count against the limit set forth in the previous sentence.

         Unless otherwise provided by the Committee, an option granted under the 2000 Plan generally expires ten years from the date of grant (five years in the case of an incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

         The options may be granted subject to vesting schedules, which may be accelerated upon the occurrence of certain events, as specified in the agreements to be issued under the 2000 Plan.

         The 2000 Plan also permits the Committee to include a provision whereby the optionee may elect at any time while an officer, director, employee or consultant to exercise any part or all of the option prior to full vesting of the option.

         Under the 2000 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the optionee only by the optionee. However, the 2000 Plan permits the designation of beneficiaries by holders of incentive stock options. Other options are transferable to the optionee's immediate family to the extent provided in the option agreement or in the manner and to the extent permitted by the Committee.

         The Committee may establish one or more programs under the 2000 Plan to permit selected optionees the opportunity to elect to defer receipt of consideration payable under an option. The Committee also may establish separate programs for the grant of particular forms of options to one or more classes of optionees.

CERTAIN FEDERAL TAX CONSEQUENCES

         The grant of a nonqualified stock option under the 2000 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

         The grant of an ISO under the 2000 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

         If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of
(i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

         The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE 2000 PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.




VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required to approve the adoption of the 2000 Plan. Abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2000 STOCK OPTION PLAN.

              PROPOSAL THREE--RATIFICATION OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)



         The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2001, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. In the event that the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its shareholders.

VOTE REQUIRED AND RECOMMENDATION

         An affirmative vote by the holders of a majority of the shares presented in person or represented by proxy at the Meeting is required for approval by ratification of auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                                 OTHER BUSINESS

         The Company knows of no other matters to be submitted at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals and suggestions received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Any proposal intended to be (i) presented by a shareholder for action at the Company's 2001 Annual Meeting of Shareholders (the "2001 Meeting"), and (ii) included in the proxy statement and proxy relating to the 2001 Meeting, must be received by the Secretary of the Company (at its principal executive offices) no later than June 8, 2001. Nothing in this paragraph shall be deemed to require the Company to include in such proxy statement and proxy any shareholder proposal that does not meet all of the requirements for such inclusion established by the SEC at that time in effect.

         A shareholder who intends to present at the 2001 Meeting a proposal that is not discussed in the related proxy materials should notify the Company of such proposal on or before August 25, 2001. Otherwise, the individuals designated as proxies by the Company in connection with the 2001 Meeting will have discretionary authority to vote for or against such proposal at the 2001 Meeting.




                                    FORM 10-K

         A copy of the Company's Annual Report for Fiscal 00 is being mailed with this Proxy Statement to shareholders entitled to notice of the Meeting. At any shareholder's written request, the Company will provide, without charge, a copy of the Annual Report for Fiscal 00 which incorporates the Form 10-K as filed with the SEC, including the financial statements and a list of exhibits. Requests should be sent to Investor Relations, Overland Data, Inc., 8975 Balboa Avenue, San Diego, California 92123-1599.


                                     By Order of the Board of Directors


                                          /s/ Vernon A. Loforti
                                     --------------------------------------
                                     Vernon A. LoForti
                                     SECRETARY
                                     San Diego, California

                               OVERLAND DATA, INC.
                             2000 STOCK OPTION PLAN




         1. PURPOSES OF THE PLAN. The purposes of this 2000 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

                  (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (c) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

                  (d) "ASSUMED" means for the purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) (i) pursuant to a Corporate Transaction or Related Entity Disposition, as applicable, that the Award is replaced with a comparable Award with respect to shares of capital stock of the successor entity or its parent in connection with the Corporate Transaction or Related Entity Disposition or
(ii) pursuant to a Corporate Transaction defined in SECTION 2(p)(iv) or 2(p)(v), that the Award is affirmed by the Company. In addition, for purposes of accelerating the vesting and release of restrictions applicable to Awards, "Assumed" also means that, pursuant to a Corporate Transaction or Related Entity Disposition, the Award is replaced with a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction or Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

                  (e) "AWARD" means the grant of an Option or other right or benefit under the Plan.

                  (f) "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                  (g)   "BOARD" means the Board of Directors of the Company.

                  (h) "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

                        (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

                        (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                  (i) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (j) "COMMITTEE" means any committee appointed by the Board to administer the Plan.

                  (k) "COMMON STOCK" means the common stock, no par value per share, of the Company.

                  (l) "COMPANY" means Overland Data, Inc., a California corporation.

                  (m) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (n) "CONTINUING DIRECTORS" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                  (o) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three
(3) months and one (1) day following the expiration of such ninety (90) day period.

                  (p) "CORPORATE TRANSACTION" means any of the following transactions:

                        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                        (iii) approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

                        (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                        (v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

                  (q) "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                  (r) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

                  (s) "EMPLOYEE" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (t) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (u) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                        (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                        (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                  (v) "GRANTEE" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

                  (w) "IMMEDIATE FAMILY" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

                  (x) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (y) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  (z) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (aa) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

                  (bb) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (cc) "PERFORMANCE - BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                  (dd)  "PLAN" means this 2000 Stock Option Plan.

                  (ee) "RELATED ENTITY" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

                  (ff) "RELATED ENTITY DISPOSITION" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

                  (gg) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                  (hh)  "SHARE" means a share of the Common Stock.

                  (ii) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of SECTION 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is One Million (1,000,000). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4.       ADMINISTRATION OF THE PLAN.

                  (a)   PLAN ADMINISTRATOR.

                        (i) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from
Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                        (ii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                        (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                        (iv) ADMINISTRATION ERRORS. In the event an Award is granted in a manner inconsistent with the provisions of this subsection
(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

                  (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                        (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                        (ii) to determine whether and to what extent Awards are granted hereunder;

                        (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                        (iv) to approve forms of Award Agreements for use under the Plan;

                        (v) to determine the terms and conditions of any Award granted hereunder;

                        (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                        (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

                        (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; PROVIDED, HOWEVER, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                        (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

         5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

         6.       TERMS AND CONDITIONS OF AWARDS.

                  (a) TYPE OF AWARDS. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares.

                  (b) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

                  (c) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

                  (d) ACQUISITIONS AND OTHER TRANSACTIONS. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

                  (e) DEFERRAL OF AWARD PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                  (f) AWARD EXCHANGE PROGRAMS. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

                  (g) SEPARATE PROGRAMS. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

                  (h) INDIVIDUAL OPTION LIMIT. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be Five Hundred Thousand (500,000). In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional Five Hundred Thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to SECTION 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

                  (i) EARLY EXERCISE. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

                  (j) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, PROVIDED, HOWEVER, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                  (k) TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; PROVIDED, HOWEVER, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

                  (l) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         7.       AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

                  (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

                        (i)      In the case of an Incentive Stock Option:

                                 (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                                 (B) granted to any Employee other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                        (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                        (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                        (iv) In the case of other Awards, such price as is determined by the Administrator.

                        (v) Notwithstanding the foregoing provisions of this SECTION 7(a), in the case of an Award issued pursuant to SECTION 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

                  (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                        (i)      cash;

                        (ii)     check;

                        (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                        (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                        (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                        (vi) any combination of the foregoing methods of payment.

                  (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of

Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

         8.       EXERCISE OF AWARD.

                  (a)   PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.

                        (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                        (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in SECTION 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or SECTION 10, below.

                  (b) EXERCISE OF AWARD FOLLOWING TERMINATION OF CONTINUOUS SERVICE.

                        (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

                        (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                        (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         9.       CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; PROVIDED, HOWEVER that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS. Except as may be provided in an Award Agreement:

                  (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

                  (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

                  (c) The portion of any Incentive Stock Option that is accelerated pursuant to the terms and conditions of an Award Agreement in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

         12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to SECTION 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

         13.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

                  (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under SECTION 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

         14.      RESERVATION OF SHARES.

                  (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

         16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         17. SHAREHOLDER APPROVAL. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

[OVERLAND LOGO]          OVERLAND DATA, INC.
                                                    2000 PROXY


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Scott McClendon and Vernon A. LoForti, or either of them (the "Appointed Proxies"), with power of substitution to each, to vote all shares of Common Stock which I have power to vote at the Annual Meeting of Shareholders (the "Meeting") of Overland Data, Inc. to be held on Tuesday, November 14, 2000 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The Appointed Proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting.

               (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY
             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3



VOTE BY PHONE                               VOTE VIA INTERNET                                       VOTE BY MAIL
1-800-240-6326                              HTTP://WWW.EPROXY.COM/OVRL/
Use any touch-tone telephone to vote your   Use the Internet to vote your proxy 24 hours a day, 7   Mark, sign and date
proxy 24 hours a day, 7 days a week.        days a week.  Have your proxy card in hand when you     your proxy card and
Have your proxy card in hand when you       access the web site. You will be prompted to enter      return it in the
call.  You will be prompted to enter your   your 3-digit company number and a 7-digit control       postage-paid envelope
3-digit company number and a 7-digit        number, which are located above, to create an           we have provided.
control number, which are located above,    electronic ballot.
and then follow the simple instructions.

                                                PLEASE DETACH HERE
                   -----------------------------------------------------------------------------

Your telephone or Internet    1.    ELECTION OF DIRECTORS:
vote authorizes the named
proxies to vote your shares           FOR electing Scott McClendon, Martin D. Gray, Peter Preuss, John A. Shane and Robert
in the same manner as if              A. Degan. (except as marked to the contrary below). / /
you marked,  signed and
returned the proxy card.              WITHHOLD AUTHORITY to vote for Scott McClendon, Martin D. Gray, Peter Preuss, John
The deadline for telephone            A. Shane and Robert A. Degan. / /
or Internet voting is noon
EDT, one  business day              (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that
prior to the annual meeting.        nominee's name in the space provided below.)
                              2.    PROPOSAL TO APPROVE THE ADOPTION OF THE 2000 STOCK OPTION PLAN:

                                    FOR        AGAINST       ABSTAIN
                                    / /          / /           / /

                              3.    PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

                                    FOR        AGAINST       ABSTAIN
                                    / /          / /           / /




                                    Date:
                                           -------------------------------

                                           -------------------------------
                                            (Signature)

                                           -------------------------------
                                            (Signature if held jointly)

                      Please sign exactly as your name(s) appear to the left. When signing in a fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation or partnership, the handwritten signature and title of an authorized officer or person is required, together with the full company name.